Affirm Reports Fiscal Year 2022 Second Quarter Results

Exceeds Second Quarter Financial Outlook and Raises Outlook for Fiscal Year 2022

Drives Network Scale by Increasing Active Merchants from 8,000 to 168,000 and Active Consumers by 150% Year over Year to 11 million

Accelerates Year-Over-Year GMV Growth to 115% from 84% in Q1 2022

SAN FRANCISCO – February 10, 2022 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), the payment network that empowers consumers and helps merchants drive growth, today reported financial results for its fiscal 2022 second quarter ended December 31, 2021.

“Affirm's strong growth accelerated this quarter, reflecting the key advantages of our superior technology, and commitment to putting people first,” said Max Levchin, Founder and CEO of Affirm. “We more than doubled gross merchandise volume year over year. Over the last 12 months, we have added nearly seven million active consumers to our network, while enabling 168,000 merchant partners to better serve their customers.”

Levchin continued, “Millions of people see Affirm as a smart way to pay because of our honest, transparent, and customizable payment terms. Merchants recognize our ability to help them drive growth and deliver the experience consumers are demanding at checkout. We remain focused on extending our lead as we scale enterprise partnerships and benefit from self-reinforcing network effects. With our talented team of Affirmers, we have never been more excited to expand the impact of our mission.”
Second Quarter of Fiscal Year 2022 Operating Highlights:
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•Gross merchandise volume ("GMV") for the second quarter of fiscal 2022 was $4.5 billion, an increase of 115%. Excluding the impact from the completion of the initial rollout of Affirm's interest-bearing solution with Amazon in November, GMV doubled.
•Active merchants increased from 8,000 to 168,000, driven primarily by the adoption of Shop Pay Installments by merchants on Shopify's platform.
•Active consumers grew 150% to 11.2 million and increased by 2.5 million, or 29%, compared to the period ended September 30, 2021.
•Transactions per active consumer increased 15% to 2.5 as of December 31, 2021.
Second Quarter of Fiscal Year 2022 Financial Highlights:1
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•Total revenue was $361.0 million, a 77% increase, driven by increases in network revenue resulting from GMV growth, higher interest income related to growth in loans held for investment, gains on sales of loans due to higher forward flow volume, and greater servicing income as the platform portfolio scaled.

•Total revenue less transaction costs1 increased 93% to $183.6 million, primarily as a result of the strong revenue growth, as well as slower growth in transaction costs as the Company achieved scale efficiencies. In the period, provision for credit losses increased by $40.1 million from the quarter ended December 31, 2020. This increase was primarily driven by a release of excess loan allowance in the prior year period and a more normal credit environment in the quarter ended December 31, 2021 compared to the prior year.
•Operating loss was $196.2 million compared to $26.8 million in the second quarter of fiscal 2021, and includes an $82.0 million increase in stock-based compensation following the Company's January 2021 initial public offering, as well as investments in product and engineering talent and marketing to realize the Company's growth opportunities.
•Adjusted operating loss for the second quarter of fiscal 2022 was $7.9 million, compared to adjusted operating income of $3.1 million for the second quarter of fiscal 2021.
•Net loss for the second quarter of fiscal 2022 was $159.7 million compared to $26.6 million in the second quarter of fiscal 2021, and includes the above-mentioned increase in stock-based compensation following the Company's IPO, as well as $34.0 million of additional expense recognized based on the change in fair value of the contingent consideration liability associated with the Company's acquisition of PayBright driven by increases in the value of its common stock.
Recent Business Highlights
•Completed the initial rollout of Affirm's first integrated point-of-sale solution at Amazon in the U.S. in November 2021.
•Introduced Affirm's new SuperApp and browser extension in January and Cash Back Rewards in December 2021.
•Issued $1.725 billion in zero-coupon senior convertible notes in November 2021. The offering provides the Company with significant growth capital at an attractive borrowing cost, while minimizing shareholder dilution.
•Replaced the Company’s prior corporate credit facility with a new $165 million revolving credit facility on February 4, 2022. The new facility provides the Company with improved economics, increased financial covenant flexibility, and lower fees.
•Completed the Company’s first static (non-revolving) securitization designed to fund longer-term, interest-bearing financing programs on February 9, 2022. The deal, which is comprised of consumer loans totaling over $400 million, priced in early February.

Michael Linford, CFO of Affirm, commented, “We are proud of the results our team delivered this quarter leveraging our superior technology, proprietary underwriting, and robust capital markets expertise. We expanded access to more people and delivered positive credit outcomes, while both loosening the credit box and continuing our responsible approach to underwriting every transaction. The successful convertible note offering also provides additional flexibility to invest in our growth and extend our advantages. Looking ahead, we remain highly confident in our ability to drive hyper growth and attractive unit economics at scale.”
1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

Financial Outlook
The following table summarizes Affirm's financial outlook for the fiscal third quarter and full year 2022 periods.

	Fiscal Q3 2022	Fiscal Year 2022
GMV	$3.61 to $3.71 billion	$14.58 to $14.78 billion
Revenue	$325 to $335 million	$1,290 to $1,310 million
Transaction Costs	$187 to $192 million	$705 to $715 million
Revenue Less Transaction Costs	$138 to $143 million	$585 to $595 million
Adjusted Operating Loss as a Percentage of Revenue[2]	(21) to (19) percent	(14) to (12) percent
Weighted Average Shares Outstanding	290 million	285 million

The Company's financial outlook for the fiscal third quarter and full year 2022 now includes estimates of GMV, revenue, and transaction costs related to its rollout at Amazon. The Company's outlook assumes no material impact to GMV, revenue, or transaction costs from the rollout of its Affirm Debit+ card.
Conference Call
Affirm will host a conference call and webcast to discuss second quarter fiscal year 2022 financial results on Thursday, February 10, 2022, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.
Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$4.5	$2.1	$7.2	$3.6
Total Revenue, net	$361.0	$204.0	$630.4	$378.0
Total Revenue as a % of GMV	8.1%	9.8%	8.8%	10.6%
Transaction Costs (Non-GAAP)	$177.5	$109.2	$334.7	$227.8
Transaction Costs as a % of GMV	4.0%	5.3%	4.7%	6.4%
Revenue Less Transaction Costs (Non-GAAP)	$183.6	$94.9	$295.7	$150.2
Revenue Less Transaction Costs as a % of GMV (Non-GAAP)	4.1%	4.6%	4.1%	4.2%
Operating Loss	$(196.2)	$(26.8)	$(362.3)	$(60.1)
Operating Margin	(54.3)%	(13.1)%	(57.5)%	(15.9)%
Adjusted Operating Income (Loss) (Non-GAAP)	$(7.9)	$3.1	$(53.0)	$(4.8)
Adjusted Operating Margin (Non-GAAP)	(2.2)%	1.5%	(8.4)%	(1.3)%
Net Loss	$(159.7)	$(26.6)	$(466.4)	$(30.6)

2 A reconciliation of adjusted operating loss as a percentage of revenue to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

	December 31, 2021	June 30, 2021	December 31, 2020

Active Consumers (in millions)	11.2	7.1	4.5
Transactions per Active Consumer	2.5	2.3	2.2
Active Merchants (in thousands)	168.0	29.0	7.9
Total Platform Portfolio (Non-GAAP) (in billions)	$6.3	$4.7	$3.7
Equity Capital Required (Non-GAAP) (in millions)	$229.7	$178.1	$277.3
Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP)	3.6%	3.8%	7.5%
Allowance for Credit Losses as a % of Loans Held for Investment	6.5%	5.8%	6.6%
Key Operating Metrics
•Gross Merchandise Volume ("GMV") - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform.
•Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network.
•Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network.
Non-GAAP Financial Measures
•Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform.
•Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform.
•Revenue Less Transaction Costs - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform.

•Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform.
•Adjusted Operating (Loss) Income - The Company defines adjusted operating (loss) income as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating (loss) income to GAAP operating loss included in the tables at the end of this press release. Adjusted operating (loss) income is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating (loss) income, as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating (loss) income, the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network.
•Equity Capital Required - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital.
•Equity Capital Required as a Percentage of Total Platform Portfolio - The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital.
Supplemental Performance Indicators
•Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network.
•Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The

Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform.
•Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment.
Use of Non-GAAP Financial Measures
To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating loss, adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below.

Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;
•Adjusted operating loss and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, although the assets being depreciated and amortized may need to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of the Company's compensation strategy; and
•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.
Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with Amazon, Peloton and Shopify; the development, innovation, introduction and performance of the Company's products, including the Debit+ Card; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants, partners and consumers and retain and grow its relationships with existing merchants, partners and consumers; the highly competitive nature of its industry; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue with a single merchant partner; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; and other risks that are described in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements.
About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees.

Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31, 2021	June 30, 2021
Assets
Cash and cash equivalents	$2,567,401	$1,466,558
Restricted cash	247,402	226,074
Securities available for sale at fair value	475,379	16,170
Loans held for sale	27,394	13,030
Loans held for investment	2,425,519	2,022,320
Allowance for credit losses	(158,289)	(117,760)
Loans held for investment, net	2,267,230	1,904,560
Accounts receivable, net	134,571	91,575
Property, equipment and software, net	113,573	62,499
Goodwill	541,399	516,515
Intangible assets	66,190	67,930
Commercial agreement assets	316,047	227,377
Other assets	195,863	274,679
Total Assets	$6,952,449	$4,866,967
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$45,589	$57,758
Payable to third-party loan owners	71,515	50,079
Accrued interest payable	2,621	2,751
Accrued expenses and other liabilities	436,533	323,577
Convertible senior notes, net	1,704,607	—
Notes issued by securitization trusts	1,577,264	1,176,673
Funding debt	645,998	680,602
Total liabilities	4,484,127	2,291,440
Stockholders’ equity:
Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 222,313,582 shares issued and outstanding as of December 31, 2021; 3,030,000,000 shares authorized, 181,131,728 shares issued and outstanding as of June 30, 2021	2	2
Class B common stock, par value $0.00001 per share: 140,000,000 shares authorized, 60,896,826 shares issued and outstanding as of December 31, 2021; 140,000,000 shares authorized, 88,226,376 shares issued and outstanding as of June 30, 2021	1	1
Additional paid in capital	3,828,778	3,467,236
Accumulated deficit	(1,364,835)	(898,485)
Accumulated other comprehensive gain (loss)	4,376	6,773
Total stockholders’ equity (deficit)	2,468,322	2,575,527
Total Liabilities and Stockholders’ Equity	$6,952,449	$4,866,967

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenue
Merchant network revenue	$127,087	$99,630	$219,331	$192,895
Virtual card network revenue	26,558	10,820	45,953	16,778
Total network revenue	153,645	110,450	265,284	209,673
Interest income	138,355	73,857	255,657	128,094
Gain on sales of loans	57,690	14,560	88,669	30,994
Servicing income	11,321	5,174	20,786	9,258
Total Revenue, net	$361,011	$204,041	$630,396	$378,019
Operating Expenses
Loss on loan purchase commitment	$65,265	$67,768	$116,943	$133,636
Provision for credit losses	52,640	12,521	116,287	41,452
Funding costs	17,700	12,060	34,453	22,412
Processing and servicing	41,849	16,802	67,050	30,300
Technology and data analytics	94,989	41,634	173,002	75,402
Sales and marketing	143,476	39,112	207,436	61,694
General and administrative	141,292	40,916	277,496	73,189
Total Operating Expenses	557,211	230,813	992,667	438,085
Operating Loss	$(196,200)	$(26,772)	$(362,271)	$(60,066)
Other (expense) income, net	36,741	240	(103,632)	29,685
Loss Before Income Taxes	$(159,459)	$(26,532)	$(465,903)	$(30,381)
Income Tax Expense	276	78	447	175
Net Loss	$(159,735)	$(26,610)	$(466,350)	$(30,556)
Excess return to preferred stockholders on repurchase	—	—	—	—
Net Loss Attributable to Common Stockholders	$(159,735)	$(26,610)	$(466,350)	$(30,556)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$2,341	$1,814	$(1,461)	$2,219
Unrealized gain (loss) on securities available for sale, net	(657)	—	(936)	—
Net Other Comprehensive Income (Loss)	1,684	1,814	(2,397)	2,219
Comprehensive Loss	$(158,051)	$(24,796)	$(468,747)	$(28,337)
Per share data:
Net loss per share attributable to common stockholders for Class A and Class B
Basic	$(0.57)	$(0.38)	$(1.70)	$(0.45)
Diluted	$(0.57)	$(0.38)	$(1.70)	$(0.84)
Weighted average common shares outstanding
Basic	281,533,888	70,801,521	273,588,094	67,795,598
Diluted	281,533,888	70,801,521	273,588,094	69,534,680
The following table presents the components and classification of stock-based compensation (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
General and administrative	61,947	3,097	129,689	6,301
Technology and data analytics	21,427	2,556	41,494	4,769
Sales and marketing	4,633	581	9,657	1,341
Processing and servicing	530	287	886	313
Total stock-based compensation in operating expenses	88,537	6,521	181,726	12,724

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Cash Flows from Operating Activities
Net Loss	$(159,735)	$(26,610)	$(466,350)	$(30,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	52,640	12,521	116,287	41,452
Amortization of premiums and discounts on loans, net	(51,970)	(20,330)	(87,678)	(31,453)
Gain on sales of loans	(57,690)	(14,560)	(88,669)	(30,994)
Changes in fair value of assets and liabilities	(34,984)	(366)	104,900	(30,568)
Amortization of commercial agreement assets	24,914	17,039	43,885	31,300
Amortization of debt issuance costs	4,337	1,278	9,568	2,361
Commercial agreement warrant expense	64,854	—	64,854	—
Stock-based compensation	88,537	6,521	181,726	12,724
Depreciation and amortization	11,964	3,351	22,505	7,071
Other	(9,200)	1,915	(5,198)	2,523
Purchases of loans held for sale	(1,717,216)	(687,037)	(2,614,002)	(1,033,915)
Proceeds from the sale of loans held for sale	1,719,179	662,747	2,607,759	1,001,673
Change in operating assets and liabilities:
Accounts receivable, net	(36,041)	(19,255)	(48,117)	(9,080)
Other assets	(12,664)	(25,097)	65,422	(89,509)
Accounts payable	(380,265)	1,752	(12,169)	7,862
Payable to third-party loan owners	33,054	11,839	21,436	8,046
Accrued interest payable	(684)	1,001	(131)	1,799
Accrued expenses and other liabilities	20,716	25,636	8,868	89,305
Net Cash Used in Operating Activities	(440,254)	(47,655)	(75,104)	(49,959)
Cash Flows from Investing Activities
Purchases and origination of loans held for investment	(2,804,888)	(1,514,019)	(4,652,346)	(2,691,788)
Proceeds from the sale of loans held for investment	585,237	129,911	780,276	204,960
Principal repayments and other loan servicing activity	2,077,024	951,681	3,563,123	1,700,809
Acquisition, net of cash and restricted cash acquired	—	(113,628)	(5,999)	(113,628)
Additions to property, equipment and software	(21,812)	(2,894)	(38,159)	(7,063)
Purchases of securities available for sale	(68,164)	—	(511,724)	—
Proceeds from maturities and repayments of securities available for sale	58,237	—	59,126	—
Other investing cash inflows	5,045	—	9,872	—
Other investing cash outflows	(20,742)	—	(23,742)	—
Net Cash Used in Investing Activities	(190,063)	(548,949)	(819,573)	(906,710)
Cash Flows from Financing Activities
Proceeds from issuance of convertible debt, net	1,704,300	—	1,704,300	—
Proceeds from funding debt	815,568	759,441	1,497,674	1,533,379
Proceeds from issuance of notes and residual trust certificates by securitization trusts	(149)	378,223	499,640	896,455
Proceeds from issuance of redeemable convertible preferred stock, net	—	108	—	434,542
Payment of debt issuance costs	(1,542)	(2,170)	(8,151)	(6,787)
Principal repayments of funding debt	(653,790)	(653,946)	(1,527,568)	(1,544,502)
Principal repayments of notes issued by securitization trusts	(47,263)	(55,613)	(102,467)	(70,390)
Proceeds from exercise of common stock options and warrants and contributions to ESPP	22,099	21,676	59,569	23,417
Repurchases of common stock	—	(199)	(4)	(783)
Payments of tax withholding for stock-based compensation	(72,963)	—	(112,780)	—
Net Cash Provided by Financing Activities	1,766,260	447,520	2,010,213	1,265,331
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,047	—	6,635	—
Net Increase in Cash and Cash Equivalents and Restricted Cash	1,138,990	(149,084)	1,122,171	308,662
Cash and cash equivalents and restricted cash, beginning of period	1,675,813	785,874	1,692,632	328,128
Cash and Cash Equivalents and Restricted Cash, end of period	$2,814,803	$636,790	$2,814,803	$636,790

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT.
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Supplemental Disclosures of Cash Flow Information
Cash payments for interest expense	$12,948	$9,782	$23,143	$16,716
Cash paid for operating leases	3,757	3,159	8,232	6,307
Cash paid for income taxes	8	—	80	—
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$13,383	$253	$25,073	$1,225
Issuance of common stock in connection with acquisition	—	—	10,000	—
Additions to property and equipment included in accrued expenses	51	9	107	24
Issuance of warrants in exchange for commercial agreement	—	—	—	67,645
Conversion of convertible debt	—	—	—	88,559

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$65,265	$67,768	$116,943	$133,636
Provision for credit losses	52,640	12,521	116,287	41,452
Funding costs	17,700	12,060	34,453	22,412
Processing and servicing	41,849	16,802	67,050	30,300
Transaction Costs (Non-GAAP)	$177,454	$109,151	$334,733	$227,800
Technology and data analytics	94,989	41,634	173,002	75,402
Sales and marketing	143,476	39,112	207,436	61,694
General and administrative	141,292	40,916	277,496	73,189
Total Operating Expenses	$557,211	$230,813	$992,667	$438,085

Total Revenue	$361,011	$204,041	$630,396	$378,019
Less: Transaction Costs (Non-GAAP)	(177,454)	(109,151)	(334,733)	(227,800)
Revenue Less Transaction Costs (Non-GAAP)	$183,557	$94,890	$295,663	$150,219

Operating Loss	$(196,200)	$(26,772)	$(362,271)	$(60,066)
Add: Depreciation and amortization	11,964	3,351	22,505	7,071
Add: Stock-based compensation included in operating expenses	88,537	6,521	181,726	12,724
Add: Enterprise warrant and share-based expense	87,673	17,039	104,712	31,300
Add: Other costs[3]	94	2,971	303	4,162
Adjusted Operating Loss (Non-GAAP)	$(7,932)	$3,110	$(53,025)	$(4,809)
Divided by: Total Revenue, net	$361,011	$204,041	$630,396	$378,019
Adjusted Operating Margin (Non-GAAP)	(2.2)%	1.5%	(8.4)%	(1.3)%

	December 31, 2021	June 30, 2021	December 31, 2020
	(in thousands) (unaudited)
Loans held for investment	$2,425,519	$2,022,320	$1,888,432
Add: Loans held for sale	27,394	13,030	12,302
Less: Funding debt	(645,998)	(680,602)	(804,960)
Less: Notes issued by securitization trusts	(1,577,264)	(1,176,673)	(818,446)
Equity Capital Required (Non-GAAP)	$229,651	$178,075	$277,328
3 Other costs consists of one-time expenses incurred in the period associated with the Company's initial public offering and its acquisitions.